Exhibit 10.5

                                                                  Execution Copy


                      SUBORDINATED SECURED PROMISSORY NOTE


$57,500.00                                                          May 1, 2003


                  FOR VALUE RECEIVED, the undersigned ALLION HEALTHCARE, INC., a Delaware corporation (the "BORROWER"), promises to pay to ALLAN H. PETERSON (the "HOLDER"), the principal sum of FIFTY-SEVEN THOUSAND FIVE HUNDRED DOLLARS ($57,500.00), plus accrued interest from the date hereof, at a rate equal to the Prime Rate, as published in the Eastern Edition of The Wall Street Journal plus two percent (2%) per annum (the "INTEREST Rate"), on the unpaid principal amount outstanding hereunder from time to time. The Interest Rate shall be reset on each Payment Date (as defined below) and shall apply for the following payment period. Payments of principal and interest shall be made in lawful money of the United States of America, to the address of record of the Holder as set forth herein, or at such place as the Holder may designate in writing. This Subordinated Secured Promissory Note (this "NOTE") is issued in connection with that certain Stock Purchase Agreement (as modified and amended from time to time, the "PURCHASE AGREEMENT"), of even date herewith, by and among the Borrower, the Holder, and Darin A. Peterson. The obligations of the Borrower under this Note are secured by certain assets of Borrower as set forth in that certain Subordinated Security Agreement (as modified and supplemented from time to time, the "SECURITY AGREEMENT"), of even date herewith, by and among the Borrower, Darin A. Peterson, the Holder and Darin A. Peterson, as collateral agent. Capitalized terms used and not otherwise defined herein shall have the same meanings ascribed to them in the Security Agreement. In the event of a conflict between the terms hereof and the terms of the Security Agreement, the terms of the Security Agreement shall prevail.

                  Subject to Section 6(g) hereof, principal and interest on this Note shall be due and payable as follows:

                  (i) The entire unpaid balance of the principal shall be due and payable on the date that is one (1) year from the date hereof (the "MATURITY DATE");

                  (ii) Beginning on the date hereof until the Maturity Date, interest on the outstanding principal amount shall be due and payable in arrears on a quarterly basis on each of June 30, 2003, September 30, 2003, December 31, 2003, and March 31, 2004 (each a "PAYMENT DATE"). All computations of interest payable hereunder shall be on the basis of a 365-day year and actual days elapsed in the period of which such interest is payable; and

                  (iii) In the event that prior to the Maturity Date, Borrower engages in (a) any underwritten public offering of any shares of Borrower's capital stock resulting in aggregate proceeds to Borrower in excess of $25 million or (b) a Borrower Acquisition Transaction, as herein defined, shall have occurred, all outstanding payments due under this Note shall become due and payable within thirty (30) calendar days of the consummation of such underwritten public offering or Borrower Acquisition Transaction, as the case may be (an "EARLY MATURITY DATE"). For purposes of this Note, "BORROWER ACQUISITION TRANSACTION" shall mean (x) any sale, lease, exchange, transfer or other disposition of the assets of Borrower or any subsidiary of Borrower constituting more than fifty percent (50%) of the consolidated assets of Borrower or accounting for more than fifty percent (50%) of the consolidated revenues of Borrower in any one transaction or in a series of related transactions, or (y) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any person or entity involving more than fifty (50%) of the outstanding shares of the capital stock of the Borrower or (z) any merger, consolidation or similar transaction to which Borrower is a party, other than (a) any merger effected solely to implement a recapitalization of the Borrower in which no person acquires more than 50% of the combined voting power of the Borrower's then outstanding securities, or (b) any merger, consolidation or similar transaction between or among the Borrower and any of its then wholly-owned subsidiaries.

                  (iv) In the event that any indemnification claim by the Borrower pursuant to the terms and conditions of the Purchase Agreement is pending at the time of the Early Maturity Date or the Maturity Date, the lesser of (a) the amount of such claim and (b) the sum of the outstanding principal and all accrued but unpaid interest on this Note, shall be placed in a third party escrow account mutually acceptable to Borrower and Holder until the time that such pending claim is resolved.

                  1. DEFAULT. In the case of the occurrence of one or more of the following events (each, a "DEFAULT"): (i) the Borrower fails to make when due any payment of principal or interest hereunder and such default is not cured within five (5) calendar days; (ii) the Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, any of its debts as they become due; (iii) the Borrower applies for a trustee, receiver or other custodian for it or a substantial part of its property; (iv) a trustee, receiver or other custodian is appointed for the Borrower or for a substantial part of its property; (v) any bankruptcy, reorganization, debt arrangement, or other case or proceeding is commenced in respect of the Borrower; (vi) any representation or warranty made by the Borrower in the Security Agreement or in any certificate, financial statement or other document furnished pursuant thereto shall prove to have been materially incorrect when made or (vii) (A) Borrower breaches any of the covenants set forth in Sections 6(d) through (g), inclusive, or Section 9 of the Security Agreement, (B) any default in the observance or performance of any of the other conditions, covenants or agreements of Borrower set forth herein or in the Security Agreement (other than as set forth above), and continuance thereof for a period of ten (10) calendar days after the Collateral Agent delivers written notice of such default to Borrower (or such other cure period which may otherwise be applicable); or
(viii) any default in any agreement between Borrower and a third party that gives the third party the right to accelerate the payment of $100,000 or more of any indebtedness owed to the third party under such agreement, unless disputed in good faith; then, upon the occurrence of any such event, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of the Holder, and in the case of an event of default pursuant to (ii) through (v) above, automatically, be immediately due, payable, and collectible by Holder pursuant to applicable law. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time.

                  2. DEFAULT INTEREST. Upon the occurrence and the continuance of a Default, any amount of principal not paid before the due date shall accrue interest at a rate per annum equal to the Interest Rate plus five percent (5%) per annum.

                  3. WAIVER. Borrower hereby waives, to the fullest extent permitted by applicable law, notice, demands, notice of nonpayment, presentment, protest and notice of dishonor.

                  4. ENFORCEMENT. Upon the occurrence of a Default, the Holder may employ an attorney to enforce the Holder's rights and remedies and the Borrower hereby agrees to pay to the Holder's reasonable attorneys' fees, plus all other reasonable expenses incurred by the Holder in exercising any of the Holder's rights and remedies upon default. The rights and remedies of the Holder as provided in this Note shall be cumulative and may be pursued singly, successively, or together against any other funds, property or security held by the Holder for payment or security, in the sole discretion of the Holder. The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

                  5. SUBORDINATION. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of the Senior Indebtedness. For purposes hereof, "SENIOR INDEBTEDNESS" shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of, unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement by (x) wholesalers in the ordinary course of business and (y) any lender for borrowed money (each, a "SENIOR LENDER") pursuant to the $6 million revolving term credit facility under the Loan and Security Agreement by and among Borrower, Mail Order Meds, Inc., Care Line of New York, Inc. and Heller Healthcare Finance dated April 21, 1999 or any replacement of such facility. By acceptance of this Note, Holder hereby authorizes the Collateral Agent to execute and deliver, on Holder's behalf, customary forms of subordination agreement requested from time to time by the Senior Lender. The Holder shall enter into such subordination agreements consistent with the provisions of this Section 5 as may be reasonably requested by the Senior Lender.

                  6. MISCELLANEOUS. The following general provisions apply:

                  (a) This Note, and the obligations and rights of the parties hereunder, shall be binding upon and inure to the benefit of the Borrower, the Holder, and their respective heirs, personal representatives, successors and assigns.

                  (b) Changes in or amendments or additions to this Note may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Borrower and the Holder.

                  (c) The undersigned and any holder hereof waive trial by jury in any action or proceeding to which the undersigned and any such holder may be parties arising out of or in connection with this Note.

                  (d) In the event that the rate of interest provided for in this Note exceeds the maximum rate permitted by law, such rate of interest shall be reduced to the maximum rate of interest permitted by law.

                  (e) All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by reliable overnight courier or by hand, to the Borrower or to the Holder at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto and shall be effective upon receipt:

                  If to the Borrower, at 33 Walt Whitman Road, Suite 200A, Huntington Station, NY 11746, Attention: Chief Executive Officer.

                  If to the Holder, at 23318 Evalyn Avenue, Torrance, CA 90505.

                  (f) This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

                  (g) Notwithstanding anything contained herein to the contrary, Borrower has the right to set off amounts due to the Holders under this Note against any purchase price adjustment and/or indemnification obligations that the Holders have to Borrower pursuant to Section 1.7 or Article 9 of the Purchase Agreement.

                  IN WITNESS WHEREOF, the Borrower has caused this Note to be executed in its corporate name by a duly authorized officer, by order of its Board of Directors as of the day and year first above written.

                             ALLION HEALTHCARE, INC.



                             By:
                                  --------------------------------------------
                                  Name:  Michael P.  Moran
                                  Title:  President and Chief Executive Officer